As filed with the Securities and Exchange Commission on December 15, 1994

Registration No. 33-______________
============================================

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549
_______________________________

FORM S-8

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933
______________________________________________________________
________________

PLM INTERNATIONAL, INC.
(Exact name of registrant as specified on its charter)
______________________________________________________________
________________

Delaware
(State or other jurisdiction of or organization)

94-3041257
(I.R.S. Employer Identification Number)


One Market Street
Steuart Street Tower, Suite 900
San Francisco, CA  94105-1301
(Address of Principal Executive Offices and Zip Code)
_______________________________

PLM International, Inc. Employee Stock Ownership Plan
(Full title of the plan)

Stephen Peary
Senior Vice President, Secretary and General Counsel
One Market Street
Steuart Street Tower, Suite 900
San Francisco, CA  94105-1301
(415) 974-1399
(Name and address, and telephone number, including area code, of agent for service)

_________________________________________
Copy to:
Morgan P. Guenther, Esq.
Farella, Braun & Martel
235 Montgomery Street, Suite 3000
San Francisco, CA  94104

(415) 954-4431_________________________________________


                         Calculation of Registration Fee


                         Proposed  Proposed
Title of                 maximum   maximum
securities     Amount to offering  aggregate      Amount of
to be          be regis- price per offering       registration
registered     tered     share<F1> price<F1>      fee

Common Stock,  2,000,000 $2.50     $5,000,000     $1,724.14
$.01 par value Shares


<F1> Pursuant to Rule 457(h), the proposed maximum offering price is estimated, solely for the purpose of determining the registration fee, on the basis of the closing price of a share of Common Stock as reported on the American Stock Exchange on December 13, 1994.



                            PART II

      INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 3.   Incorporation of Documents by Reference.

          PLM International, Inc. a Delaware corporation (the
"Company" or "Registrant"), hereby incorporates by reference in this Registration Statement the following documents:

          (a) Annual Report on Form 10-K for the fiscal year ended December 31, 1993, as amended.

          (b) Quarterly Reports on Form 10-Q for the quarters ended March 31, June 30, 1994, as amended, and September 30,
1994.

          (c)  Current Report on Form 8-K dated June 17, 1994.

          (d) The description of the Company's Common Stock and Rights contained in the Company's registration statement on Form 8-A (File No. 1-9670), filed under the Exchange Act, including any amendment or report filed for the purpose of updating such description.

          All documents subsequently filed by the Company pursuant to Section 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, are hereby deemed to be incorporated by reference in this Registration Statement and a part hereof from the date of the filing of such documents.

Item 5.   Interests of Named Experts and Counsel.

          The financial statements and schedules of the Company as of December 31, 1993 and 1992 and for each of the years in the three-year period ended December 31, 1993 have been incorporated by reference in the Registration Statement in reliance upon the report of KPMG Peat Marwick LLP, independent public accountants, incorporated by reference herein, upon the authority of said firm as experts in accounting and auditing.

          The validity of the issuance of the shares of Common
Stock registered hereby will be passed upon by Farella, Braun
& Martel, counsel to the Company.

Item 6.   Indemnification of Directors and Officers.

     The Registrant has authority under Section 145 of the General Corporation Law of the State of Delaware to indemnify its officers, directors, employees and agents to the extent provided in such statute. Article Tenth of the Registrant's Certificate of Incorporation, referenced as Exhibit 4.1 hereto, provides for indemnification of the Registrant's officers and directors to the full extent provided in Section
145.  Article VIII of the Registrant's Bylaws, referenced as
Exhibit 4.2 hereto, also provides for indemnification of the Registrant's officers, directors, employees and agents. In addition, the Company has entered into indemnification agreements with its directors which require the Company to indemnify any director, to the fullest extent permitted by law, against any losses, claims, damages and expenses arising out of or in connection with his service as a director. These agreements also require the Company to obtain and maintain insurance for indemnification which is adequate on light of industry standards and reasonable business practice.

     Section 102 of the General Corporation Law of the State of Delaware permits the limitation of a director's personal liability to the corporation or its stockholders for monetary damages for breach of fiduciary duties as a director except in certain situations including the breach of a director's duty of loyalty or acts or omissions not made in good faith. Article Tenth of the Registrant's Certificate of Incorporation limits directors' personal liability to the extent permitted by Section 102.

Item 8.   Exhibits.

    Exhibit No.     Description

     4.1 Certificate of Incorporation of Registrant, incorporated by reference to Registrant's Form
               10-K filed with the Securities and Exchange
               Commission on April 2, 1990.

     4.2 Bylaws of Registrant, incorporated by reference to Registrant's Form 10-K filed with the Securities and Exchange Commission on April 2,
               1990.

     4.3 Specimen Common Stock Certificate, incorporated by reference to Registrant's registration statement on Form S-3 filed with the Securities and Exchange Commission on August 2, 1994, registration no. 33-54869.

     4.4 Rights Agreement, as amended, incorporated by reference to Registrant's Form 10-K filed with the Securities and Exchange Commission on March
               31, 1993.


     4.5       Rights Agreement, as amended, filed with Forms
               8-K dated March 12, 1989, August 12, 1991 and
               January 23, 1993, incorporated herein by reference.

     4.6 PLM International Employee Stock Ownership Plan filed with Form 8-K dated August 21, 1989 and incorporated herein by reference.

     4.7       PLM International Employee Stock Ownership Plan
               Trust filed with Form 8-K dated August 21, 1989 and incorporated herein by reference.

     4.8       PLM International Employee Stock Ownership Plan
               Certificate of Designation filed with Form 8-K dated August 21, 1989 and incorporated herein by reference.


     5.1       Opinion of Farella, Braun & Martel.

     23.1      Consent of KPMG Peat Marwick LLP.

     24.1      Power of Attorney (contained on page 8 hereof).

Item 9.   Undertakings.

     The undersigned Registrant hereby undertakes:

     (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

          (i)  To include any prospectus required by Section
     10(a)(3) of the Securities Act of 1933, as amended (the
     "Securities Act");

          (ii) To reflect in the prospectus any facts or events arising after the effective date of this Registration Statement (or the most recent post-effective amendment hereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this Registration Statement; and

          (iii) To include any material information with respect to the plan of distribution not previously disclosed in this Registration Statement or any material change to such information in this Registration
     Statement;

     Provided, however, that paragraphs (i) and (ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Company pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in this Registration Statement.

     (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

     The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Company's Annual Report pursuant to
Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference into this Registration Statement shall be deemed to be a new registration statement relating to the securities offered herein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

     Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Company of expenses incurred or paid by a director, officer or controlling person of the Company in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Company will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                          SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of San Francisco, State of California, on December 14, 1994.






               PLM INTERNATIONAL, INC.


                  By:  /s/Robert M. Tidball
                       Robert N. Tidball, President
                       and Chief Executive Officer